UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 7, 2011

Emergent BioSolutions Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33137	14-1902018
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2273 Research Boulevard, Suite 400, Rockville, Maryland	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (301) 795-1800

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 7, 2011, the Board of Directors (the “Board”) of Emergent BioSolutions Inc. (the “Company”) adopted a severance plan (the “Severance Plan”) for the benefit of employees with the title of chief executive officer, president, executive vice president, senior vice president or vice president who has been designated to participate in the Severance Plan by the Board or, with the authorization of the Board, by the chief executive officer. For those executives electing to participate in the Severance Plan, such executives would no longer be eligible for benefits under the Company’s Severance Plan and Termination Protection Program adopted by the Board in May 2006.

Under the Severance Plan, the chief executive officer is authorized to designate the greater of 7% of the total number of employees or 35 employees to be participants in the Severance Plan at any particular time, on the basis of name, title, function or compensation level. The chief executive officer will at all times be a participant under the Severance Plan and shall have no less favorable rights under the Severance Plan than any other participant.

The effective date of the Severance Plan is November 7, 2011, and continues in effect through December 31, 2015. Commencing on December 31, 2015, and on December 31 of each year thereafter, the Severance Plan will be automatically extended for additional one-year periods unless the Company provides 90 days’ prior written notice to the participating employees that the term will not be extended.

If during the term of the Severance Plan the Company terminates a participant’s employment without cause, as defined in the Severance Plan, then the participant will be entitled to:

•	any unpaid base salary and accrued paid time-off through the date of termination;
•	a pro rata portion of the participant’s target annual bonus in respect of the year of termination;
•	any bonus earned but unpaid as of the date of termination for any previously completed year;
•	reimbursement for any unreimbursed expenses incurred by the participant prior to the date of termination;
•	an amount equal to a specified percentage of the sum of the participant’s base salary and target bonus, as indicated in the table below;
•	employee and fringe benefits and perquisites, if any, to which the participant may be entitled as of the date of termination under the Company’s relevant plans, policies and programs; and
•
continued eligibility for the participant and his or her eligible dependents to receive certain employee benefits  for a stated period following the participant’s date of termination as indicated in the table below, except when the provision of employee benefits would result in a duplication of benefits provided by any subsequent employer.

The following table sets forth the percentage of base salary and the stated period for continued employee benefits to which each the participants is entitled if the Company terminates the participant’s employment without cause.

Name	Percentage of Annual Base Salary and Bonus	Stated Period for Continued Employee Benefits
Fuad El-Hibri	150%	18 months
Daniel J. Abdun-Nabi	125%	15 months
R. Don Elsey	100%	12 months
Adam Havey	125%	15 months

Except with respect to any unpaid base salary, accrued paid time off and unreimbursed expenses, which shall be paid in a single lump sum within 30 days following termination, the Company will pay the amounts under the Severance Plan in equal monthly installments over the same stated period during which the Company agreed to provide continued employee benefits to the terminated employee.

If during the term of the Severance Plan, a participant’s employment with the Company is terminated by the Company without cause or a participant resigns for good reason, as defined in the Severance Plan, in each case within 18 months following a change of control, as defined in the Severance Plan, then the participant will be entitled to:

•	a lump sum amount, payable within 30 days following the date of termination, equal to the sum of:
•	any unpaid base salary and accrued paid time-off through the date of termination,
•	a pro rata portion of the participant’s target annual bonus in respect of the year of termination,
•	any bonus earned but unpaid as of the date of termination for any previously completed year,
•	any unreimbursed expenses incurred by the participant prior to the date of termination, and
•
an amount equal to a specified percentage of the sum of the participant’s base salary and the greater of the annual bonus that was paid to the participant in respect of the most recently completed year or the maximum annual bonus that could have been paid to the participant under an established bonus plan, if any, for the most recently completed year, as indicated in the table below;

•	employee and fringe benefits and perquisites, if any, to which the participant may be entitled as of the date of termination of employment under our relevant plans, policies and programs;
•
any unvested stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-unit awards (collectively “Equity Awards”) held by the participant that are outstanding on the date of termination will become fully vested as of that date, and the period, during which any Equity Award held by the participant that are outstanding on that date may be exercised, shall be extended to a date that is the later of the 15th day of the third month following the termination date, or December 31 of the calendar year in which the Equity Award would otherwise have expired if the exercise period had not been extended, but not beyond the final date the Equity Award could have been exercised if the participant’s employment had not terminated, in each case based on the term of the option at the original grant date;

•
continued eligibility for the participant and his or her eligible dependents to receive certain employee benefits  for a stated period following the participant’s date of termination as indicated in the table below, except when the provision of employee benefits would result in a duplication of benefits provided by any subsequent employer;

•
the retention for the maximum period permitted by applicable law of all rights the participant has to indemnification from us immediately prior to the change of control and the continuation throughout the period of any applicable statute of limitations of any director’s and officers liability insurance covering the participant immediately prior to the change of control; and

•
the advancement to the participant of all costs and expenses, including attorney’s fees and disbursements, incurred by the participant in connection with any legal proceedings that relate to the termination of employment or the interpretation or enforcement of any provision of the Severance Plan, for which the participant will have no obligation to reimburse the Company if the participant prevails in the proceeding with respect to at least one material issue or the proceeding is settled.

If during the term of the Severance Plan, a participant’s employment is terminated by the Company prior to a change of control, which subsequently occurs, at the request of a party involved in the change of control, or otherwise in connection with or in anticipation of a change of control, then the participant will be entitled to the same benefits and rights provided above, except that such benefits and rights shall be paid or distributed in the same manner (in installments, where applicable) as if the Company terminated a participant's employment without cause.

The following table sets forth the percentage of base salary and bonus and the stated period for continued employee benefits to which each of the participants is entitled under the circumstances described above in connection with a change of control.

Name	Percentage of Annual Base Salary and Bonus	Stated Period for Continued Employee Benefits
Fuad El-Hibri	250%	30 months
Daniel J. Abdun-Nabi	200%	24 months
R. Don Elsey	100%	12 months
Adam Havey	200%	24 months

As a condition to payment of any amounts under the Severance Plan, the participant is required:

•	For the same stated period during which we have agreed to provide continued employee benefits to the terminated employee, not to:
•	induce, counsel, advise, solicit or encourage our employees to leave the employ of the Company or to accept employment with any other person or entity,
•
induce, counsel, advise, solicit or encourage any person who was employed by the Company within six months prior to that time to accept employment with any person or entity besides the Company or hire or engage that person as an independent contractor,

•
solicit, interfere with or endeavor to cause any of the Company’s customers, clients or business partners to cease or reduce its relationship with the Company or induce any such customer, client or business partner to breach any agreement that such customer, client or business partner may have with the Company, and

•
engage in or have a financial interest in any business competing with the Company within any state, region or locality in which the Company or any of its Affiliates is doing business or marketing products;

•
upon reasonable notice and at the Company’s expense, to cooperate fully with any reasonable request that may be made by the Company in connection with any investigation, litigation or other similar activity to which the Company or any of its Affiliates is or may be a party or may otherwise be involved and for which the participant may have relevant information; and

•
to sign and deliver a suitable waiver and release under which the participant will release and discharge the Company and its Affiliates from and on account of any and all claims that relate to or arise out of the employment relationship between the participant and the Company.

If during the term of the Severance Plan, a participant’s employment with the Company is terminated by the Company with cause, then the participant will not be entitled to receive any compensation, benefits or rights under the Severance Plan, and any stock options or other equity participation benefits vested on or prior to the date of the termination, but not yet exercised, will immediately terminate.

All payments under the Severance Plan will be reduced by any applicable taxes required by applicable law to be paid or withheld by the Company. If at the time a participant’s employment is terminated, the participant is a specified employee within the meaning of Section 409A of the Internal Revenue Code of1986, as amended, then any payments to the participant that constitute non-qualified deferred compensation within the meaning of Section 409A will be delayed by a period of six months. All such payments that would have been made to the participant during the six-month period will be made in a lump sum on the date that is six months and one day following the date of termination, and all remaining payments will commence in the seventh month following the date of termination.

The Board is authorized to administer the Severance Plan and has authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Severance Plan as it deems advisable.

 Item 9.01. Financial Statements and Exhibits.

 (d) Exhibits

        10.1 Emergent BioSolutions Inc. Senior Management Severance Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2011	EMERGENT BIOSOLUTIONS INC.
	By:	/s/Jay G. Reilly Jay G. Reilly General Counsel